As filed with the Securities and Exchange Commission on April 29, 2011
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	98-0420726 (I.R.S. Employer Identification Number)
CELANESE US HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-1206848 (I.R.S. Employer Identification Number)
Co-registrants are listed on Schedule A hereto.
(Exact name of registrant as specified in its charter)
1601 West LBJ Freeway
Dallas, Texas 75234
(972) 443-4000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)
James R. Peacock III
Vice President, Deputy General Counsel and Assistant Corporate Secretary
Celanese Corporation
1601 West LBJ Freeway
Dallas, Texas 75234
(972) 443-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:
Andrew L. Fabens, Esq.
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166-0193
(212) 351-4000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
	Amount to be	offering price	aggregate	Amount of
Title of each class of securities to be registered	registered	per unit	offering price	registration fee
Series A Common Stock (par value $0.0001 per share) and Preferred Stock (par value $0.01 per share) of Celanese Corporation	(1)	(1)	(1)	(1)

Debt Securities of Celanese US Holdings LLC and Guarantees of Debt Securities(2)

(1)	An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. There is also being registered hereby such indeterminate number of shares of Series A common stock and preferred stock as may be issued pursuant to anti-dilution provisions of registered securities, or upon conversion or exchange of debt securities of Celanese US Holdings or preferred stock, in accordance with the terms of such registered securities, as the case may be. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (Securities Act), the securities registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions. The Registrants are deferring payment of the registration fee pursuant to Rule 456(b) and are omitting this information in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.
(2)	The debt securities will be guaranteed by Celanese Corporation, which is the parent of Celanese US Holdings LLC, and may be guaranteed by the direct and indirect wholly-owned subsidiaries of Celanese US Holdings LLC listed on the following page. Pursuant to Rule 457(n) under the Securities Act, no separate fee for the guarantees is payable.

Schedule A — Subsidiary Guarantors

The following direct and indirect wholly-owned subsidiaries of Celanese US Holdings LLC may guarantee the debt securities issued hereunder and are co-registrants with Celanese Corporation and Celanese US Holdings LLC under this registration statement.

	Jurisdiction of	I.R.S. Employer
Name	Formation	Identification No.

Celanese Americas LLC	Delaware	22-1862783
Celanese Acetate LLC	Delaware	56-2051387
Celanese Chemicals, Inc.	Delaware	13-2916623
Celanese Fibers Operations LLC	Delaware	13-3373680
CNA Holdings LLC	Delaware	13-5568434
Celanese International Corporation	Delaware	75-2622529
Celtran, Inc.	Delaware	56-0818166
CNA Funding LLC	Delaware	22-3847453
KEP Americas Engineering Plastics, LLC	Delaware	22-3537574
Ticona Fortron Inc.	Delaware	22-3140276
Ticona Polymers, Inc.	Delaware	13-3313358
Ticona LLC	Delaware	22-3546190
Celanese Global Relocation LLC	Delaware	41-2243055
Celanese Ltd.	Texas	75-2622526

PROSPECTUS

Celanese Corporation

SERIES A COMMON STOCK
PREFERRED STOCK
GUARANTEES OF DEBT SECURITIES

Celanese US Holdings LLC

DEBT SECURITIES

Celanese Corporation and/or Celanese US Holdings LLC, a wholly-owned subsidiary of Celanese Corporation, may offer from time to time to sell one or more of the securities described in this prospectus separately or together in any combination. The direct and indirect wholly-owned subsidiaries of Celanese US Holdings LLC that are identified as co-registrants in the registration statement containing this prospectus may guarantee the debt securities of Celanese US Holdings LLC.

Each time we offer securities using this prospectus, we will provide specific terms and offering prices in supplements to this prospectus. The prospectus supplements may also add, update or change the information contained in this prospectus and will also describe the specific manner in which we will offer these securities. You should carefully read this prospectus and the applicable prospectus supplement, including the information incorporated by reference, prior to investing in our securities.

We may offer and sell the securities on a continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods. The names of any underwriters, dealers or agents will be included in a prospectus supplement. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any commissions or discounts.

Celanese Corporation’s Series A common stock is listed on the New York Stock Exchange under the symbol “CE.”

The principal executive offices of Celanese Corporation and Celanese US Holdings LLC are located at 1601 West LBJ Freeway, Dallas, Texas 75234, and the telephone number for each is (972) 443-4000.

Investing in our securities involves risks. We discuss risk factors relating to our company in filings we make with the Securities and Exchange Commission, including under “Risk Factors” in our most recently filed Annual Report on Form 10-K and in our subsequent periodic filings. The prospectus supplement relating to a particular offering of securities may discuss certain risks of investing in those securities. You should carefully consider these risk factors and risks before deciding to purchase any securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 29, 2011.

Important Information About This Prospectus	1
Special Note Regarding Forward-Looking Statements	1
Where You Can Find More Information	2
Incorporation by Reference	3
Our Company	3
Subsidiary Guarantors	3
Use of Proceeds	4
Ratio of Earnings to Fixed Charges	4
Description of Capital Stock	4
Description of Debt Securities and Guarantees	8
Plan of Distribution	16
Validity of the Securities	16
Experts	16
EX-4.6
EX-4.7
EX-5.1
EX-12.1
EX-23.2
EX-23.3
EX-23.4
EX-24.1
EX-25.1
EX-25.2

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (Securities Act), using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus; accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered, the initial public offering price, the price paid for the securities by any underwriters, net proceeds, the plan of distribution and the other specific terms related to the offering of the securities.

You should rely only on the information in this prospectus, and any supplement to this prospectus, including the information incorporated by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus and any prospectus supplement is accurate only as of the date indicated on the front cover of these documents or the date of the document incorporated by reference. Our business, financial condition, results of operations, and other information contained in the prospectus and any prospectus supplement may have changed since that date.

As used throughout this prospectus, unless the context otherwise requires or indicates:

•	“Celanese” means Celanese Corporation, and not its subsidiaries;

•	“Celanese US” means Celanese US Holdings LLC, a wholly-owned subsidiary of Celanese, and not its subsidiaries; and

•	“Company,” “we,” “our” and “us” refer to Celanese and its subsidiaries, including Celanese US, on a consolidated basis.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain parts of this prospectus and any prospectus supplement, and the documents incorporated by reference contain forward-looking statements, as defined in Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act), and the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect our current views and beliefs with respect to future events at the time that the statements are made, are not historical facts or guarantees of future performance and are subject to significant risks, uncertainties and other factors that are difficult to predict and many of which are outside of our control. Further, certain forward-looking statements are based upon assumptions as to future events that may not prove to be accurate and, accordingly, should not have undue reliance placed upon them.

The following factors could cause our actual results to differ materially from those results, performance or achievements that may be expressed or implied by such forward-looking statements. These factors include, among other things:

•	changes in general economic, business, political and regulatory conditions in the countries or regions in which we operate;

•	the length and depth of product and industry business cycles particularly in the automotive, electrical, textiles, electronics and construction industries;

•	changes in the price and availability of raw materials, particularly changes in the demand for, supply of, and market prices of ethylene, methanol, natural gas, wood pulp and fuel oil and the prices for electricity and other energy sources;

•	the ability to pass increases in raw material prices on to customers or otherwise improve margins through price increases;

•	the ability to maintain plant utilization rates and to implement planned capacity additions and expansions;

•	the ability to reduce or maintain at their current levels production costs and improve productivity by implementing technological improvements to existing plants;

•	increased price competition and the introduction of competing products by other companies;

•	changes in the degree of intellectual property and other legal protection afforded to our products or technologies;

•	costs and potential disruption or interruption of production due to accidents or other unforeseen events or delays in construction of facilities;

•	potential liability for remedial actions and increased costs under existing or future environmental regulations, including those relating to climate change;

•	potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies of governments or other governmental activities in the countries in which we operate;

•	changes in currency exchange rates and interest rates;

•	our level of indebtedness, which could diminish our ability to raise additional capital to fund operations or limit our ability to react to changes in the economy or the chemicals industry; and

•	various other factors, both referenced and not referenced in this prospectus.

Additional information regarding these and other factors may be contained in our filings with the SEC incorporated herein by reference, especially on Forms 10-K, 10-Q and 8-K. Many of these factors are macroeconomic in nature and are, therefore, beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from those described in this prospectus as anticipated, believed, estimated, expected, intended, planned or projected. Except as required by law, we neither intend nor undertake any obligation, and disclaim any duty to update these forward-looking statements, which speak only as of their respective dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available at the SEC’s EDGAR website at www.sec.gov. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at the following address:

100 F Street, N.E.
Washington, D.C. 20549

You can call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available at the offices of the New York Stock Exchange (NYSE), 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the NYSE, you can call (212) 656-5060.

We also make available free of charge on or through our website, www.celanese.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our Internet website is not part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with them. This means that we can disclose important information to you by referring you to information and documents that we have filed with the SEC. Any information that we refer to in this manner is considered part of this prospectus. Information that we later provide to the SEC, and which is deemed “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC. We specifically are incorporating by reference the following documents (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 11, 2011;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on April 26, 2011;

•	our current reports on Form 8-K filed with the SEC on January 6, 2011, February 15, 2011 (Item 5.02 information only), April 7, 2011, and April 25, 2011; and

•	the description of our Series A common stock, par value $0.0001, contained in our Form 8-A filed on January 18, 2005.

We also incorporate by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities registered by this registration statement, with the exception of any information furnished to, and not deemed file with, the SEC.

You may request a free copy of any documents referred to above, including exhibits specifically incorporated by reference in those documents, by contacting us at the following address and telephone number:

Celanese Corporation
Attention: Investor Relations
1601 West LBJ Freeway
Dallas, Texas 75234
Telephone: (972) 443-4000

OUR COMPANY

We are a global technology and specialty materials company. We are one of the world’s largest producers of acetyl products, which are intermediate chemicals, for nearly all major industries, as well as a leading global producer of high performance engineered polymers that are used in a variety of high-value applications. For more information about our business, please refer to the “Business” section in our most recent Annual Report on Form 10-K filed with the SEC and incorporated by reference in this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC and incorporated by reference in this prospectus.

SUBSIDIARY GUARANTORS

Our subsidiary co-registrants, which we refer to as “subsidiary guarantors,” may fully and unconditionally guarantee any series of debt securities offered by this prospectus and related prospectus supplement. The applicable prospectus supplement for that series of debt securities will describe the terms of the guarantee by the subsidiary guarantors. The subsidiary guarantors are U.S. subsidiaries which are all direct or indirect, wholly-owned subsidiaries of Celanese US.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds from any sale of the securities for general corporate purposes, including repayment or refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth information regarding our ratio of earnings to fixed charges for the periods shown. In calculating the ratio of earnings to fixed charges, earnings represent the sum of (i) earnings (loss) from continuing operations before taxes, (ii) income distributions from equity method investees, (iii) amortization of capitalized interest and (iv) total fixed charges, minus equity in net earnings of affiliates. Fixed charges represent the sum of (i) interest expense, (ii) capitalized interest, (iii) the estimated interest portion of rent expense, (iv) cumulative preferred stock dividends and (v) guaranteed payments to minority stockholders.

	Three Months
	Ended March 31,	Year Ended December 31,
	2011	2010	2009	2008	2007	2006

Ratio of earnings to fixed charges	4.0	2.9	1.9	2.4	2.3	2.6

DESCRIPTION OF CAPITAL STOCK

The following is a summary of select provisions of Celanese’s capital stock, as well as other certain provisions of Celanese’s Second Amended and Restated Certificate of Incorporation (Charter) and Third Amended and Restated By-laws (By-laws). The descriptions set forth below are qualified in their entirety by reference to the relevant provisions of the Charter and By-laws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capitalization

As of March 31, 2011, Celanese’s authorized capital stock consisted of (i) 500,000,000 shares of common stock, par value $0.0001 per share, consisting of 400,000,000 shares of Series A common stock (Common Stock) of which 178,384,999 shares were issued and 156,046,321 shares were outstanding, and 100,000,000 shares of Series B common stock of which none were issued and outstanding, and (ii) 100,000,000 shares of preferred stock, par value $0.01 per share, of which none were issued and outstanding. Following the payment of a special dividend to holders of Celanese Series B common stock in April 2005, all of the then outstanding shares of Series B common stock automatically converted into shares of Celanese Series A common stock pursuant to our Charter.

Common Stock

Voting Rights. Holders of Common Stock are entitled to one vote per share on all matters with respect to which the holders of Common Stock are entitled to vote. The holders of Common Stock do not have cumulative voting rights in the election of directors.

Dividend Rights. Holders of Common Stock are entitled to receive dividends if, as and when dividends are declared from time to time by Celanese’s board of directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, as described below, if any. The Company’s senior credit facilities and indentures impose restrictions on its ability to declare dividends with respect to Celanese’s Common Stock. Any decision to declare and pay dividends in the future will be made at the discretion of the board of directors and will depend on, among other things, results of operations, cash requirements, financial condition, contractual restrictions and factors that the board of directors may deem relevant.

Liquidation Rights. Upon liquidation, dissolution or winding up, the holders of Common Stock will be entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and accrued but unpaid dividends and liquidation preferences on any outstanding preferred stock.

Other Matters. The Common Stock has no preemptive rights and, if fully paid, is not subject to further calls or assessment by Celanese. There are no redemption or sinking fund provisions applicable to the Common Stock. All shares of Celanese’s outstanding Common Stock are fully paid and non-assessable, and the shares of Celanese’s

Common Stock offered under this registration statement, upon payment and delivery in accordance with the underwriting agreement, will be fully paid and non-assessable.

Preferred Stock

Celanese’s Charter authorizes the board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series, which the board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of Celanese;

•	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of Celanese or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

Anti-Takeover Effects of Certain Provisions of Our Charter and By-laws

Certain provisions of Celanese’s Charter and By-laws, which are summarized in the following paragraphs, may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Classified Board of Directors

Celanese’s Charter provides that the board of directors will be divided into three classes of directors, with the classes to be as nearly equal in number as possible. The members of each class serve for a three-year term. As a result, approximately one-third of the board of directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the board of directors. Celanese’s Charter and the By-laws provide that the number of directors will be fixed from time to time pursuant to a resolution adopted by the board of directors, but must consist of not less than seven or more than fifteen directors.

Removal of Directors

Celanese’s Charter and By-laws provide that directors may be removed only for cause and only upon the affirmative vote of holders of at least 80% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, Celanese’s Charter also provides that any newly created directorships and any vacancies on the board of directors will be filled only by the affirmative vote of the majority of remaining directors.

No Cumulative Voting

The Delaware General Corporation Law (DGCL) provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless the charter provides otherwise. Celanese’s Charter does not expressly provide for cumulative voting.

Calling of Special Meetings of Stockholders; Stockholder Action by Written Consent

Celanese’s Charter provides that a special meeting of stockholders may be called at any time only by the chairman of the board of directors, the board or a committee of the board of directors which has been granted such authority by the board.

The DGCL permits stockholder action by written consent unless otherwise provided by a company’s charter. Celanese’s Charter precludes stockholder action by written consent.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Celanese’s By-laws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary.

Generally, to be timely, a stockholder’s notice must be received at Celanese’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date on which the proxy materials for the previous year’s annual meeting were first mailed. Celanese’s By-laws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

Supermajority Provisions

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend a corporation’s certificate of incorporation or by-laws, unless the certificate of incorporation requires a greater percentage. Celanese’s Charter provides that the following provisions in the Charter and By-laws may be amended only by a vote of at least 80% of the voting power of all of the outstanding shares of our stock entitled to vote in the election of directors, voting together as a single class:

•	classified board (the election and term of directors);

•	the resignation and removal of directors;

•	the provisions regarding stockholder action by written consent;

•	the ability to call a special meeting of stockholders being vested solely in the chairman of the board of directors, the board of directors, or a committee of the board of directors (if duly authorized to call special meetings);

•	filling of vacancies on the board of directors and newly created directorships;

•	the advance notice requirements for stockholder proposals and director nominations; and

•	the amendment provision requiring that the above provisions be amended only with an 80% supermajority vote.

In addition, Celanese’s Charter grants the board of directors the authority to amend and repeal the By-laws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or Celanese’s Charter.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Celanese’s Charter includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability:

•	for breach of duty of loyalty;

•	for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

•	under Section 174 of the DGCL (unlawful dividends or stock repurchases and redemptions); or

•	for transactions from which the director derived improper personal benefit.

Celanese’s Charter and By-laws provide that the company must indemnify its directors and officers to the fullest extent authorized by the DGCL. Celanese is also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) and carry directors’ and officers’ insurance providing indemnification for directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in Celanese’s Charter and By-laws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the company and its stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of Celanese’s directors, officers or employees for which indemnification is sought.

Delaware Anti-takeover Statute

Section 203 of the DGCL applies to Celanese. Under certain circumstances, Section 203 limits the ability of an interested stockholder to effect various business combinations with Celanese for a three-year period following the time that such stockholder becomes an interested stockholder. For purposes of Section 203, a “business combination” is broadly defined to include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within the immediately preceding three years did own, 15% or more of Celanese’s voting stock.

An interested stockholder may not engage in a business combination transaction with Celanese within the three-year period unless:

•	before the stockholder became an interested stockholder, the board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction in which the stockholder became an interested stockholder, the interested stockholder owned at least 85% of Celanese’s voting stock (excluding shares owned by officers, directors or certain employee stock purchase plans); or

•	at or subsequent to such time the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for Celanese’s Common Stock.

Listing

Celanese’s Common Stock is listed on the NYSE under the symbol “CE.”

Authorized but Unissued Capital Stock

The DGCL does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply so long as Celanese’s Common Stock is listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then outstanding number of shares of Common Stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable Celanese’s board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

DESCRIPTION OF DEBT SECURITIES
AND GUARANTEES

The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

The registered holder of any debt security will be treated as the owner of it for all purposes. Only registered holders will have rights under the applicable indenture.

General

The debt securities that we may offer will be either senior debt securities or subordinated debt securities. Any senior debt securities will be issued under an indenture, which we refer to as the senior indenture, to be entered into between us and the trustee named in the applicable prospectus supplement. Any subordinated debt securities will be issued under a different indenture, which we refer to as the subordinated indenture, to be entered into between us and the trustee named in the applicable prospectus supplement. We refer to both the senior indenture and the subordinated indenture as the indentures, and to each of the trustees under the indentures as a trustee. In addition, the indentures may be supplemented or amended as necessary to set forth the terms of the debt securities issued under the indentures. You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The terms of the debt securities will include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act of 1939.

Any senior debt securities that Celanese US may issue will be our unsubordinated obligations. They will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. Any subordinated debt securities that Celanese US may issue will be subordinated in right of payment to the prior payment in full of our senior debt. See “Ranking.” The subordinated debt securities will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.

The indentures will not limit the amount of debt securities that can be issued thereunder and will provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the applicable prospectus supplement, the indentures will not limit the amount of other indebtedness or securities that Celanese US may issue. Celanese US may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class.

Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities with respect to which this prospectus is being delivered:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the applicable indenture, except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other debt securities of that series;

•	the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the place or places where the principal of and interest, if any, on the debt securities of the series shall be payable, where the debt securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us with respect to the debt securities of such series and the applicable indenture may be served, and the method of such payment, if by wire transfer, mail or other means if other than as set forth in the applicable indenture;

•	the date or dates from which such interest shall accrue, the dates on which such interest will be payable or the manner of determination of such dates, and the record date for the determination of holders to whom interest is payable on any such dates;

•	any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in the applicable indenture;

•	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;

•	if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at our option;

•	our obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	the form of the debt securities of the series including the form of the trustee’s certificate of authentication for such series;

•	if other than denominations of $1,000 or integral multiples of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;

•	the currency or currencies in which payment of the principal of, premium, if any, and interest on, debt securities of the series shall be payable;

•	if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the portion of the principal amount thereof that will be due and payable upon declaration of acceleration of the maturity thereof or upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any such date, or, in any such case, the manner in which such deemed principal amount is to be determined;

•	the terms of any repurchase or remarketing rights;

•	if the debt securities of the series shall be issued in whole or in part in the form of a global security or securities, the type of global security to be issued; the terms and conditions, if different from those contained in the applicable indenture, upon which such global security or securities may be exchanged in whole or in part for other individual securities in definitive registered form; the depositary for such global security or securities; and the form of any legend or legends to be borne by any such global security or securities in addition to or in lieu of the legends referred to in the indenture;

•	whether the debt securities of the series will be convertible into or exchangeable for other securities, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;

•	any additional restrictive covenants or events of default that will apply to the debt securities of the series, or any changes to the restrictive covenants set forth in the applicable indenture that will apply to the debt securities of the series, which may consist of establishing different terms or provisions from those set forth in the applicable indenture or eliminating any such restrictive covenant or event of default with respect to the debt securities of the series;

•	any provisions granting special rights to holders when a specified event occurs;

•	if the amount of principal or any premium or interest on debt securities of a series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

•	whether and upon what terms debt securities of a series may be defeased if different from the provisions set forth in the applicable indenture;

•	with regard to the debt securities of any series that do not bear interest, the dates for certain required reports to the trustee;

•	whether the debt securities of the series will be issued as unrestricted securities or restricted securities, and, if issued as restricted securities, the rule or regulation promulgated under the Securities Act in reliance on which they will be sold;

•	any guarantees on the debt securities, supplemental to the guarantee by Celanese, and the terms and conditions upon which any guarantees, including the guarantee by Celanese, may be released or terminated;

•	the provisions, if any, relating to any security provided for the debt securities of the series;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to debt securities of such series if other than those appointed in the applicable indenture;

•	if the debt securities are subordinated debt securities, the subordination terms of the debt securities; and

•	any and all additional, eliminated or changed terms that shall apply to the debt securities of the series, including any terms that may be required by or advisable under United States laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of debt securities of that series.

We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.

Unless otherwise described in a prospectus supplement relating to any debt securities, there will be no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly leveraged transaction.

The statements made hereunder relating to the indentures and any debt securities that Celanese US may issue are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.

Payments on the Debt Securities

Principal of, premium, if any, and interest on the debt securities will be payable at the office or agency maintained by Celanese US for such purposes; provided that all payments of principal, premium, if any, and interest with respect to the debt securities represented by one or more global securities registered in the name of or held by The Depository Trust Company (DTC) or its nominee will be made through the facilities of DTC. Until otherwise designated by Celanese US, Celanese US’s office or agency will be the office of the trustee maintained for such purpose.

Paying Agent and Registrar for the Debt Securities

The trustee will initially act as paying agent and registrar. Celanese US may change the paying agent or registrar without prior notice to the holders, and Celanese US, Celanese or any of their subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange debt securities in accordance with the applicable indenture. Holders will be required to pay all taxes due on transfer. Celanese US will not be required to transfer or exchange any debt security selected for redemption or repurchase. Also, Celanese US will not be required to transfer or exchange any debt security for a period of 15 days before a selection of debt securities to be redeemed or repurchased.

Guarantees

The debt securities of any series will be guaranteed by Celanese and, to the extent specified in the applicable prospectus supplement, may be guaranteed by subsidiary guarantors. Each prospectus supplement will describe, as to the debt securities to which it relates, any guarantees by the subsidiary guarantors, including the terms of subordination, if any, of any such guarantee.

Ranking

Senior Debt Securities

Any series of senior debt securities will be general obligations of Celanese US that rank senior in right of payment to all existing and future indebtedness that is expressly subordinated in right of payment to the senior debt securities. Any series of senior debt securities will rank equally in right of payment with all existing and future liabilities of Celanese US that are not so subordinated. Any series of senior unsecured debt securities will be effectively subordinated to all of Celanese US’s secured indebtedness (to the extent of the value of the assets securing such indebtedness) and liabilities of our subsidiaries that do not guarantee the series of senior debt securities.

Subordinated Debt Securities

We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

•	the indebtedness ranking senior to the debt securities being offered;

•	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing; and

•	the provisions requiring holders of the debt securities being offered to remit some payments to the holders of senior indebtedness.

Redemption

If specified in the applicable prospectus supplement, we may redeem the debt securities of any series, as a whole or in part, at our option on and after the dates and in accordance with the terms established for such series, if any, in the applicable prospectus supplement. If we redeem the debt securities of any series, we also must pay accrued and unpaid interest, if any, to the date of redemption on such debt securities.

Certain Covenants

Merger, Consolidation or Sale of Assets

Neither Celanese US nor Celanese may, directly or indirectly: (1) consolidate or merge with or into or wind up into another person (whether or not Celanese US is the surviving person); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another person; unless:

(1)	either: (a) Celanese US or Celanese, as the case may be, is the surviving person; or (b) the person formed by or surviving any such consolidation or merger (if other than Celanese US or Celanese, as the case may be) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the jurisdiction of organization of Celanese US or the United States, any state of the United States, the District of Columbia or any territory thereof (Celanese US or such person, as the case may be, hereinafter referred to as the Successor Company);

(2)	the Successor Company (if other than Celanese US or Celanese, as the case may be) expressly assumes all the obligations of Celanese US or Celanese, as the case may be, under the debt securities and the applicable indenture;

(3)	immediately after such transaction no default or Event of Default exists; and

(4)	Celanese US or Celanese, as the case may be, shall have delivered to the trustee a certificate from a responsible officer and an opinion of counsel, each stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with the applicable indenture.

The Successor Company will succeed to, and be substituted for, Celanese US or Celanese, as the case may be, under the applicable indenture and the debt securities.

Reports

So long as any debt securities are outstanding, Celanese US shall file with the trustee, within 15 days after Celanese files with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the forgoing as the SEC may from time to time by rules and regulations prescribe) that Celanese may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. Celanese US shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the SEC via EDGAR, or any successor electronic delivery procedure. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Celanese US’s compliance with any of its covenants under the applicable indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates).

Events of Default and Remedies

The following will be “Events of Default” with respect to debt securities of a particular series, except to the extent provided in the supplemental indenture or resolution of our board of directors pursuant to which a series of debt securities is issued:

(1)	Celanese US defaults in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the debt securities;

(2)	Celanese US defaults in the payment when due of interest on or with respect to the debt securities and such default continues for a period of 30 days;

(3)	Celanese US defaults in the performance of, or breaches any covenant, warranty or other agreement contained in the applicable indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (1) or (2) above) and such default or breach continues for a period of 90 days after the notice specified below;

(4)	certain events of bankruptcy affecting Celanese US;

(5)	Celanese’s guarantee with respect to such series of securities shall for any reason cease to be, or shall for any reason be asserted in writing by Celanese or Celanese US not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the applicable indenture and such guarantee; or

(6)	any other Event of Default provided in the applicable supplemental indenture or resolution of the board of directors under which such series of securities is issued or in the form of security for such series.

A default under one series of debt securities issued under the indenture will not necessarily be a default under another series of debt securities under the indenture. The trustee may withhold notice to the holders of a series of debt securities issued under such indenture of any default or event of default (except in any payment on the debt securities of such series) if the trustee considers it in the interest of the holders of the debt securities of that series to do so.

If an Event of Default (other than an Event of Default specified in clause (4) or (5) above) for a series of debt securities shall occur and be continuing, the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare the principal of and accrued interest on such debt securities to be due and payable by notice in writing to Celanese US and the trustee specifying the respective Event of Default and that it is a “notice of acceleration” (Acceleration Notice), and the same shall become immediately due and payable. Notwithstanding the foregoing, if an Event of Default specified in clause (4) or (5) above occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding debt securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of the debt securities.

The holders of a majority in principal amount of the debt securities of such series then outstanding may waive any existing default or Event of Default and its consequences, except a default in the payment of the principal of or interest on such debt securities.

Holders of debt securities of any series may not enforce the applicable indenture or the debt securities of that series except as provided in the applicable indenture and under the Trust Indenture Act of 1939, as amended. Subject to the provisions of the applicable indenture relating to the duties of the trustee, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders of the debt securities of any series, unless such holders have offered to the trustee reasonable indemnity. Subject to all provisions of the applicable indenture and applicable law, the holders of a majority in aggregate principal amount of a series of the then outstanding debt securities of such series issued under such indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

Celanese US and Celanese will be required to deliver to the trustee annually a statement regarding compliance with the indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of Celanese, Celanese US or any guarantor subsidiary or any direct or indirect parent entity, as such, will have any liability for any obligations of Celanese, Celanese US or any guarantor subsidiary under the debt securities, the indenture, any guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Satisfaction and Discharge of Indenture

The indenture shall cease to be of further effect with respect to a series of debt securities when either:

(1)	Celanese US has delivered to the trustee for cancellation all outstanding securities of such series, other than any securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture;

(2)	all outstanding securities of such series have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and Celanese US or Celanese shall have irrevocably deposited with the trustee as trust funds the entire amount, in funds or governmental obligations, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay at maturity or upon redemption all securities of such series; or

(3)	Celanese US has properly fulfilled any other means of satisfaction and discharge that may be set forth in the terms of the securities of such series.

In each case, Celanese US will also pay all other sums payable by it under the indenture with respect to the securities of such series.

Defeasance

The term defeasance means the discharge of some or all of Celanese US’s obligations under the indenture. If Celanese US deposits with the trustee funds or government securities sufficient to make payments on any series of debt securities on the dates those payments are due and payable, then, at Celanese US’s option, either of the following will occur:

(1)	Celanese US and Celanese will be discharged from obligations with respect to the debt securities of such series (legal defeasance); or

(2)	Celanese US and Celanese will no longer have any obligation to comply with the restrictive covenants under the indenture, and the related events of default will no longer apply to us (covenant defeasance).

If Celanese US defeases any series of debt securities, the holders of the defeased debt securities of such series will not be entitled to the benefits of the indenture under which such series was issued, except for Celanese US’s obligation to register the transfer or exchange of the debt securities of such series, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, Celanese US’s obligation to pay principal, premium and interest on the debt securities of such series will also survive. Celanese US will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities of such series to recognize income, gain or loss for federal income tax purposes. If Celanese US elects legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, an indenture or the debt securities of any series issued thereunder may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the debt securities of each series at the time outstanding that is affected voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities), and any existing default or compliance with any provision of the indenture or the debt securities of any series issued thereunder may be waived with the consent of the holders of a majority in principal amount of each series of debt securities at the time outstanding that is affected voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).

Without the consent of each holder affected thereby, an amendment or waiver may not (with respect to any debt securities held by a non-consenting holder):

(1)	reduce the amount of debt securities of any series whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the rate of or change the time for payment of interest on the debt securities of any series;

(3)	reduce the principal or change the stated maturity of any debt securities of any series;

(4)	reduce any premium payable on the redemption of any debt security or change the time at which any debt security may or must be redeemed;

(5)	make payments on any debt security payable in currency other than as originally stated in such debt security;

(6)	impair the holder’s right to institute suit for the enforcement of any payment on any debt security;

(7)	make any change in the percentage of principal amount of the debt securities of any series necessary to waive compliance with certain provisions of the indenture under which such debt securities were issued or to make any change in this provision for modification; or

(8)	waive a continuing default or event of default regarding any payment on the debt securities of any series.

Notwithstanding the preceding, without the consent of any holder of debt securities, Celanese US, Celanese and the trustee may amend or supplement an indenture or the applicable debt securities issued thereunder:

(1)	to cure any ambiguity, omission, defect or inconsistency;

(2)	to provide for the assumption of the obligations of Celanese or Celanese US under the indenture by a successor upon any merger, consolidation or transfer of substantially all of the assets of Celanese US or Celanese, as applicable;

(3)	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

(4)	to provide any security for or guarantees of the debt securities or for the addition of an additional obligor on the debt securities;

(5)	to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended, if applicable;

(6)	to add covenants that would benefit the holders of any outstanding series of debt securities or to surrender any rights of Celanese US or Celanese under the indenture;

(7)	to add additional Events of Default with respect to any series of debt securities;

(8)	to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall not become effective with respect to any outstanding debt security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(9)	to provide for the issuance of and establish forms and terms and conditions of a new series of debt securities;

(10)	to permit or facilitate the defeasance and discharge of the debt securities;

(11)	to issue additional debt securities of any series; provided that such additional debt securities have the same terms as, and be deemed part of the same series as, the applicable series of debt securities to the extent required under the indenture;

(12)	to make any change that does not adversely affect the rights of any holder of outstanding debt securities in any material respect; or

(13)	to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee.

Concerning the Trustee

If an Event of Default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any debt securities issued under the indenture only after those holders have furnished the trustee indemnity reasonably satisfactory to it.

If the trustee becomes a creditor of ours, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate such conflict, resign or obtain an order from the SEC permitting it to remain as trustee.

Governing Law

The indentures, the debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus in any of the following ways:

•	directly to one or more purchasers;

•	through agents;

•	through underwriters, brokers or dealers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

VALIDITY OF THE SECURITIES

Gibson, Dunn & Crutcher LLP, New York, New York, has rendered an opinion with respect to the validity of the securities being offered by this prospectus. We have filed the opinion as an exhibit to the registration statement of which this prospectus is a part. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2010 and 2009 and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the consolidated financial statements of the Company as of December 31, 2010 and 2009 and for each of the years in the three-year period ended December 31, 2010 refers to the adoption of certain new accounting standards.

The financial statements of CTE Petrochemicals Company as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010, incorporated in this Prospectus by reference from Celanese Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of National Methanol Company (Ibn Sina) as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010, incorporated in this Prospectus by reference from Celanese Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010 have been audited by Deloitte & Touche Bakr Abulkhair & Co, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Celanese Corporation

SERIES A COMMON STOCK
PREFERRED STOCK
GUARANTEES OF DEBT SECURITIES

Celanese US Holdings LLC

DEBT SECURITIES

PROSPECTUS

April 29, 2011

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable in connection with the distribution of the securities being registered. All amounts are estimated.

		Amount
SEC registration fee	$	(1)
Legal fees and expenses		(2)
Printing fees and expenses		(2)
Trustee fees and expenses		(2)
Blue Sky fees and expenses		(2)
Accounting fees and expenses		(2)
Rating agency fees		(2)
Miscellaneous expenses		(2)
Total	$	(2)

(1)	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
(2)	An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Celanese Corporation

Celanese Corporation is a Delaware corporation. Section 145(a) of the Delaware General Corporation Law (DGCL) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further subsections of DGCL Section 145 provide that:

(1)	to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

(2)	the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

(3)	the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of Celanese Corporation under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Celanese Corporation’s Certificate of Incorporation and By-laws provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, Celanese Corporation will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Celanese Corporation or is or was serving at the request of Celanese Corporation as a director or officer of another corporation or enterprise. Celanese Corporation may, in its discretion, similarly indemnify its employees and agents.

Celanese Corporation has established an Employee Indemnification Policy that provides that Celanese Corporation and its subsidiaries will indemnify and hold harmless each director and officer against any taxes, interest, penalties, reasonable expenses (including reasonable counsel fees), judgments, settlement costs, fines, liabilities, damages, fees or other charges assessed against, suffered, or incurred by such indemnified employee in any action, arbitration, audit, hearing, investigation, litigation, suit or claim (whether criminal, civil, or administrative) as a direct or indirect result of such indemnified employee’s service (i) as an administrator, fiduciary, officer, trustee, custodian, agent, employee or other representative of any employee benefit plan sponsored by Celanese Corporation or its subsidiaries or (ii) as a director, manager or officer of any of Celanese Corporation’s subsidiaries, unless it is finally judicially determined that: (a) the act, omission, or failure to act of the indemnified employee was material to the claim; and (b)(1) the act or omission was committed in bad faith or was the result of active and deliberate dishonesty, or (2) the indemnified employee actually received an improper personal benefit in money, property or services. The Employee Indemnification Policy also provides for reimbursement of reasonable expenses (including reasonable legal fees) incurred in the investigation of any such matter.

To the fullest extent permitted by the DGCL, the By-laws of Celanese Corporation relieve its directors and officers, and directors and officers of affiliated subsidiaries, from expenses incurred in connection with a compelled action brought by or in the right of Celanese Corporation if such director or officer acted in good faith and in a manner such director or officer reasonably believed to not be in or opposed to Celanese Corporation’s best interests. However, the By-laws of Celanese Corporation provide that a director or officer shall not be indemnified for any claim, issue or matter as to which such director or officer is adjudged liable to Celanese Corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such judgment is rendered determines that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses and costs as court deems proper.

In addition, Section 102(b)(7) of the DGCL provides that a corporation is restricted from relieving its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors (i) for a breach of the duty of loyalty, (ii) for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (iv) for any transactions from which the director derived an improper personal benefit.

Celanese Corporation currently maintains an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of Celanese Corporation.

Celanese US Holdings LLC

Celanese US Holdings LLC is a Delaware limited liability company managed and operated by its sole member. Section 18-108 of the Delaware Limited Liability Company Act (DLLCA) provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreement of Celanese US Holdings LLC provides that its member and any officer of Celanese US Holdings LLC shall be entitled to indemnification for any loss, damage or claim incurred by the member or officer by reason of any act or omission performed or omitted by the member or officer in good faith on behalf of Celanese US Holdings LLC and in a manner reasonably believed to be within the scope of the authority conferred on the member or officer by the limited liability company agreement, except that the member or officer is not entitled to indemnification for any loss, damage or claim incurred by the member by reason of the member or officer’s gross negligence or willful misconduct.

Co-Registrants

Certain officers and other employees of Celanese Corporation serve at the request of Celanese Corporation as a director, officer, manager, employee or agent of the co-registrants, and thus may be entitled to indemnification under the provisions set forth above. In addition to potential indemnification by Celanese Corporation, the directors, officers, managers, employees and agents of the co-registrants are also entitled to indemnification and exculpation for certain monetary damages to the extent provided in the applicable co-registrant’s organizational documents or under the laws under which the co-registrants are organized as described below. In addition, directors and officers of the co-registrants are entitled to indemnification pursuant to the Employee Indemnification Policy described above.

Delaware Corporations

The co-registrants that are Delaware corporations are subject to the provisions of the DGCL described above with respect to Celanese Corporation. The certificates of incorporation and by-laws of these co-registrants provide, in effect, that, to the fullest extent and under the circumstances permitted by the DGCL, each co-registrant that is a Delaware corporation will indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of such co-registrant, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer or employee of such co-registrant, or is or was serving at the request of such co-registrant as a director, officer, employee or agent of another corporation or enterprise.

Delaware Limited Liability Companies

The co-registrants that are Delaware limited liability companies are each managed and operated by a board of managers appointed by the limited liability company’s sole member. These co-registrants are subject to Section 18-108 of the DLLCA, which provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreements of Celanese Americas LLC, Celanese Fibers Operations LLC, and CNA Holdings LLC, provide that each of these co-registrants shall, to the fullest extent permitted by applicable law, indemnify and hold harmless any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a manager or officer of these co-registrants or is or was serving at the request of the these co-registrants as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The aforementioned co-registrants may also indemnify, to the fullest extent permitted by applicable law, any person made or threatened to be made party to any proceeding by reason of the fact that such person is or was an employee or agent of the co-registrants, or is or was serving at their request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

The limited liability company agreements of Celanese Acetate LLC, KEP Americas Engineering Plastics, LLC, and Ticona LLC provide that each of these co-registrants shall, to the fullest extent permitted by applicable law, indemnify any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person for whom he is the legal representative, is or was a manager, officer or employee of these co-registrants or, while a manager, officer or employee of the aforementioned co-registrants, is or was serving at the written request of these co-registrants as a director, officer, manager, employee or agent of another limited liability company or of a corporation, partnership, joint venture, trust, non-profit entity, or any other enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses actually and reasonably incurred by such indemnified person. Notwithstanding the preceding sentence, the aforementioned co-registrants are not required to provide indemnification to a person in connection with a proceeding (or part thereof) commenced by such person if such proceeding (or part thereof) was not authorized by the sole member of such co-registrant.

The limited liability company agreement of CNA Funding LLC provides that it will indemnify and hold harmless the managers and officers of the company, and the respective officers, directors and employees of its members and managers from any claim, loss, expense, liability, action or damage resulting from any act or omission performed by or on behalf of the indemnified person in their capacity as member, manager or officer. However, the indemnified person will not be indemnified for any act or omission that violates the CNA Funding LLC limited liability company agreement or that constitutes fraud, gross negligence or willful misconduct.

The limited liability company agreement of Celanese Global Relocation LLC provides that it will indemnify and hold harmless, to the fullest extent permitted by law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person for whom he is the legal representative, is or was a manager, officer or employee of Celanese Global Relocation LLC or, while a manager, officer or employee of the company serving at the written request of the company as a director, officer, manager, employee or agent of another limited liability company or of a corporation, partnership, joint venture, trust, enterprise or nonprofit entity including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by the indemnified person. Celanese Global Relocation LLC will indemnify the aforementioned persons in connection with a proceeding commenced by such person only if the commencement of such proceeding (or part thereof) by the person was authorized by its sole member.

Texas Limited Partnership

Celanese Ltd. is a Texas limited partnership that is managed and operated by the employees, officers and directors of its general partner, Celanese International Corporation. Chapter 8 of the Texas Business Organizations Code (TBOC) requires a limited partnership to indemnify a general partner or former general partner who incurs expenses in connection with a legal proceeding relating to such current or former general partner’s position with the partnership. Indemnification is mandatory only if (i) the current or former general partner is wholly successful in the underlying legal proceeding, and (ii) such indemnification is not otherwise prohibited by a written partnership agreement.

Additionally, Chapter 8 permits a limited partnership to indemnify a general partner or former general partner who acted in good faith and reasonably believed that (i) the conduct was in the partnership’s best interests (if performed in the general partner’s official capacity), or (ii) the conduct was not opposed to the partnership’s best interests (if performed outside of the general partner’s official capacity). In the case of a criminal proceeding, indemnification is permitted only if the general partner did not have a reasonable cause to believe its conduct was unlawful. Chapter 8 permits indemnification of a general partner without the necessity of indemnification provisions in the partnership agreement. In the absence of such provisions, however, the partnership must make the determination to indemnify a general partner according to the guidelines provided in Section 8.103 of the TBOC.

In all instances, Chapter 8 prohibits a limited partnership from indemnifying a general partner or former general partner in relation to a proceeding in which the general partner is found to be liable for (i) willful or intentional misconduct, (ii) breach of the duty of loyalty or (iii) an act or omission not in good faith constituting a breach of the general partner’s duty to the partnership.

Chapter 8 provides that limited partners, employees and others who are not also general partners may be indemnified by provisions in the partnership agreement, by contract, by common law or through other action by the partnership’s governing authority.

The Agreement of Limited Partnership of Celanese Ltd. instructs that the partnership shall indemnify its general partner and all persons acting on behalf of the general partner to the fullest extent permitted by Article 11 of the former Texas Revised Limited Partnership Act, which was replaced by the TBOC on January 1, 2010.

Item 16.	Exhibits.

1	.1*	Form of Underwriting Agreement.
4.1		Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Celanese’s Annual Report on Form 10-K filed with the SEC on February 11, 2011).
4.2		Third Amended and Restated By-laws, effective as of October 23, 2008 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on October 29, 2008).
4.3		Form of certificate of Series A common stock (incorporated by reference to Exhibit 4.1 to Celanese’s Registration Statement on Form S-1 (File No. 333-120187) filed with the SEC on January 13, 2005).
4	.4*	Form of certificate of offered preferred stock.
4	.5*	Form of certificate of designations for offered preferred stock.
4.6		Form of Senior Debt Securities Indenture.
4.7		Form of Subordinated Debt Securities Indenture.
4	.8*	Forms of Debt Securities.
5.1		Opinion of Gibson, Dunn & Crutcher LLP.
12.1		Statement of Computation of Ratio of Earnings to Fixed Charges.
23.1		Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
23.2		Consent of KPMG LLP, Independent Registered Public Accounting Firm of Celanese Corporation.
23.3		Consent of Deloitte & Touche LLP, Independent Auditors of CTE Petrochemicals Company.
23.4		Consent of Deloitte & Touche Bakr Abulkhair & Co., Independent Auditors of National Methanol Company.
24.1		Power of Attorney with respect to Celanese Corporation.
24.2		Powers of Attorney with respect to Celanese US Holdings LLC and the co-registrants (included on the signature pages of this registration statement).
25.1		Statement of Eligibility of Trustee on Form T-1 for Senior Debt Securities.
25.2		Statement of Eligibility of Trustee on Form T-1 for Subordinated Debt Securities.

* To be filed by an amendment hereto or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.

Item 17.	Undertakings.

(a)	The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be this initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to that securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)	The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Celanese Corporation’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each appropriate registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Celanese Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on April 29, 2011.

CELANESE CORPORATION

By:	/s/ Steven M. Sterin
Name:     Steven M. Sterin

Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of Securities Act of 1933, this registration statement has been signed by the following persons on April 29, 2011 in the capacities indicated below.

Signature	Title

* David N. Weidman	Chairman and Chief Executive Officer (Principal Executive Officer); Director

/s/ Steven M. Sterin Steven M. Sterin	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

* Christopher W. Jensen	Senior Vice President, Finance (Principal Accounting Officer)

* James E. Barlett	Director

* David F. Hoffmeister	Director

* Martin G. McGuinn	Director

* Paul H. O’Neill	Director

* Mark C. Rohr	Director

* Daniel S. Sanders	Director

* Farah M. Walters	Director

* John K. Wulff	Director

* The undersigned does hereby sign this registration statement on behalf of the above-indicated director and/or officer of Celanese Corporation pursuant to a power of attorney executed by such director or officer. Copies of the powers of attorney are being filed with the Securities and Exchange Commission simultaneously herewith.

By:	/s/ Steven M. Sterin
Name:     Steven M. Sterin
          Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant named below certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of April 29, 2011.

CELANESE US HOLDINGS LLC

By:	/s/ Christopher W. Jensen
Name:     Christopher W. Jensen

Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this registration statement on Form S-3 constitutes and appoints Christopher W. Jensen and John W. Howard, and each of them, as his or her true and lawful attorneys-in-fact and agents, each of whom may act without joinder of the other, and each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (SEC), and to appear before the SEC in connection with any matter relating to the registration statement, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher W. Jensen Christopher W. Jensen	President (Principal Executive Officer)	April 29, 2011

/s/ John W. Howard John W. Howard	Vice President and Treasurer (Principal Financial and Accounting Officer)	April 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant named below certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of April 29, 2011.

CNA HOLDINGS LLC

By:	/s/ Christopher W. Jensen
Name:     Christopher W. Jensen

Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this registration statement on Form S-3 constitutes and appoints Christopher W. Jensen and John W. Howard, and each of them, as his or her true and lawful attorneys-in-fact and agents, each of whom may act without joinder of the other, and each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (SEC), and to appear before the SEC in connection with any matter relating to the registration statement, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher W. Jensen Christopher W. Jensen	President (Principal Executive Officer)	April 29, 2011

/s/ John W. Howard John W. Howard	Vice President and Treasurer (Principal Financial and Accounting Officer)	April 29, 2011

/s/ Steven M. Sterin Steven M. Sterin	Manager	April 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant named below certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of April 29, 2011.

CELANESE AMERICAS LLC

By:	/s/ Christopher W. Jensen
Name:     Christopher W. Jensen

Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this registration statement on Form S-3 constitutes and appoints Christopher W. Jensen and John W. Howard, and each of them, as his or her true and lawful attorneys-in-fact and agents, each of whom may act without joinder of the other, and each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (SEC), and to appear before the SEC in connection with any matter relating to the registration statement, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher W. Jensen Christopher W. Jensen	President (Principal Executive Officer)	April 29, 2011

/s/ John W. Howard John W. Howard	Vice President and Treasurer (Principal Financial and Accounting Officer)	April 29, 2011

/s/ Steven M. Sterin Steven M. Sterin	Manager	April 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant named below certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of April 29, 2011.

CELANESE CHEMICALS, INC.

By:	/s/ Christopher W. Jensen
Name:     Christopher W. Jensen

Title:	Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this registration statement on Form S-3 constitutes and appoints Christopher W. Jensen and John W. Howard, and each of them, as his or her true and lawful attorneys-in-fact and agents, each of whom may act without joinder of the other, and each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (SEC), and to appear before the SEC in connection with any matter relating to the registration statement, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven M. Sterin Steven M. Sterin	President (Principal Executive Officer); Director	April 29, 2011

/s/ Christopher W. Jensen Christopher W. Jensen	Treasurer (Principal Financial and Accounting Officer)	April 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant named below certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of April 29, 2011.

CELTRAN, INC.

By:	/s/ John W. Howard
Name:     John W. Howard

Title:	Vice President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this registration statement on Form S-3 constitutes and appoints Christopher W. Jensen and John W. Howard, and each of them, as his or her true and lawful attorneys-in-fact and agents, each of whom may act without joinder of the other, and each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (SEC), and to appear before the SEC in connection with any matter relating to the registration statement, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John W. Howard John W. Howard	Vice President (Principal Executive Officer and Principal Financial and Accounting Officer)	April 29, 2011

/s/ Steven M. Sterin Steven M. Sterin	Director	April 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each co-registrant named below certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of April 29, 2011.

CELANESE INTERNATIONAL CORPORATION

CELANESE LTD.

By:	CELANESE INTERNATIONAL CORPORATION, its general partner

By:	/s/ Douglas M. Madden
Name:     Douglas M. Madden

Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this registration statement on Form S-3 constitutes and appoints Christopher W. Jensen and John W. Howard, and each of them, as his or her true and lawful attorneys-in-fact and agents, each of whom may act without joinder of the other, and each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (SEC), and to appear before the SEC in connection with any matter relating to the registration statement, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas M. Madden Douglas M. Madden	President (Principal Executive Officer)	April 29, 2011

/s/ Christopher W. Jensen Christopher W. Jensen	Treasurer (Principal Financial and Accounting Officer)	April 29, 2011

/s/ Steven M. Sterin Steven M. Sterin	Director	April 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant named below certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of April 29, 2011.

CELANESE ACETATE LLC

By:	/s/ John W. Howard
Name:     John W. Howard

Title:	Vice President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this registration statement on Form S-3 constitutes and appoints Christopher W. Jensen and John W. Howard, and each of them, as his or her true and lawful attorneys-in-fact and agents, each of whom may act without joinder of the other, and each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (SEC), and to appear before the SEC in connection with any matter relating to the registration statement, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John W. Howard John W. Howard	Vice President (Principal Executive Officer)	April 29, 2011

/s/ Christopher W. Jensen Christopher W. Jensen	Treasurer (Principal Financial and Accounting Officer)	April 29, 2011

/s/ Mats Bjoerkman Mats Bjoerkman	Manager	April 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant named below certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of April 29, 2011.

CELANESE FIBERS OPERATIONS LLC

By:	/s/ John W. Howard
Name:     John W. Howard

Title:	Vice President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this registration statement on Form S-3 constitutes and appoints Christopher W. Jensen and John W. Howard, and each of them, as his or her true and lawful attorneys-in-fact and agents, each of whom may act without joinder of the other, and each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (SEC), and to appear before the SEC in connection with any matter relating to the registration statement, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas M. Madden Douglas M. Madden	President and Manager (Principal Executive Officer)	April 29, 2011

/s/ Steven M. Sterin Steven M. Sterin	Vice President (Principal Financial and Accounting Officer)	April 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant named below certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of April 29, 2011.

CNA FUNDING LLC

By:	/s/ John W. Howard
Name:     John W. Howard

Title:	Vice President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this registration statement on Form S-3 constitutes and appoints Christopher W. Jensen and John W. Howard, and each of them, as his or her true and lawful attorneys-in-fact and agents, each of whom may act without joinder of the other, and each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (SEC), and to appear before the SEC in connection with any matter relating to the registration statement, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John W. Howard John W. Howard	Vice President (Principal Executive Officer and Principal Financial and Accounting Officer)	April 29, 2011

/s/ Steven M. Sterin Steven M. Sterin	Manager	April 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant named below certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of April 29, 2011.

TICONA LLC

By:	/s/ John W. Howard
Name:     John W. Howard

Title:	Vice President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this registration statement on Form S-3 constitutes and appoints Christopher W. Jensen and John W. Howard, and each of them, as his or her true and lawful attorneys-in-fact and agents, each of whom may act without joinder of the other, and each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (SEC), and to appear before the SEC in connection with any matter relating to the registration statement, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John R. Wardzel John R. Wardzel	Vice President (Principal Executive Officer); Manager	April 29, 2011

/s/ John W. Howard John W. Howard	Vice President (Principal Financial and Accounting Officer)	April 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant named below certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of April 29, 2011.

KEP AMERICAS ENGINEERING PLASTICS, LLC

By:	/s/ John W. Howard
Name:     John W. Howard

Title:	Vice President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this registration statement on Form S-3 constitutes and appoints Christopher W. Jensen and John W. Howard, and each of them, as his or her true and lawful attorneys-in-fact and agents, each of whom may act without joinder of the other, and each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (SEC), and to appear before the SEC in connection with any matter relating to the registration statement, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven M. Sterin Steven M. Sterin	Vice President (Principal Executive Officer)	April 29, 2011

/s/ John W. Howard John W. Howard	Vice President (Principal Financial and Accounting Officer); Manager	April 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each co-registrant named below certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of April 29, 2011.

TICONA FORTRON INC.

TICONA POLYMERS, INC.

By:	/s/ John W. Howard
Name:     John W. Howard

Title:	Vice President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this registration statement on Form S-3 constitutes and appoints Christopher W. Jensen and John W. Howard, and each of them, as his or her true and lawful attorneys-in-fact and agents, each of whom may act without joinder of the other, and each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (SEC), and to appear before the SEC in connection with any matter relating to the registration statement, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John R. Wardzel John R. Wardzel	Vice President (Principal Executive Officer); Director	April 29, 2011

/s/ John W. Howard John W. Howard	Vice President (Principal Financial and Accounting Officer)	April 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant named below certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of April 29, 2011.

CELANESE GLOBAL RELOCATION LLC

By:	/s/ Steven M. Sterin
Name:     Steven M. Sterin

Title:	Vice President and Controller

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this registration statement on Form S-3 constitutes and appoints Christopher W. Jensen and John W. Howard, and each of them, as his or her true and lawful attorneys-in-fact and agents, each of whom may act without joinder of the other, and each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (SEC), and to appear before the SEC in connection with any matter relating to the registration statement, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven M. Sterin Steven M. Sterin	Vice President and Controller (Principal Executive Officer); Manager	April 29, 2011

/s/ John W. Howard John W. Howard	Vice President, Tax (Principal Financial and Accounting Officer)	April 29, 2011

EXHIBIT INDEX

Exhibit
Number	Description
1.1*	Form of Underwriting Agreement.
4.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Celanese’s Annual Report on Form 10-K filed with the SEC on February 11, 2011).
4.2	Third Amended and Restated By-laws, effective as of October 23, 2008 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on October 29, 2008).
4.3	Form of certificate of Series A common stock (incorporated by reference to Exhibit 4.1 to Celanese’s Registration Statement on Form S-1 (File No. 333-120187) filed with the SEC on January 13, 2005).
4.4*	Form of certificate of offered preferred stock.
4.5*	Form of certificate of designations for offered preferred stock.
4.6	Form of Senior Debt Securities Indenture.
4.7	Form of Subordinated Debt Securities Indenture.
4.8*	Forms of Debt Securities.
5.1	Opinion of Gibson, Dunn & Crutcher LLP.
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm of Celanese Corporation.
23.3	Consent of Deloitte & Touche LLP, Independent Auditors of CTE Petrochemicals Company.
23.4	Consent of Deloitte & Touche Bakr Abulkhair & Co., Independent Auditors of National Methanol Company.
24.1	Power of Attorney with respect to Celanese Corporation.
24.2	Powers of Attorney with respect to Celanese US Holdings LLC and the co-registrants (included on the signature pages of this registration statement).
25.1	Statement of Eligibility of Trustee on Form T-1 for Senior Debt Securities.
25.2	Statement of Eligibility of Trustee on Form T-1 for Subordinated Debt Securities.

* To be filed by an amendment hereto or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.